Exhibit 99.2

Citigroup Global Markets Inc.
390 Greenwich Street
New York, NY  10013

January 22, 2009

Rite Aid Corporation
30 Hunter Lane
Camp Hill, PA  17011

Attention:	Mr. Frank Vitrano Chief Financial Officer

$200,000,000 Second Lien Term Loan Facility
COMMITMENT LETTER

Ladies and Gentlemen:

You have advised us that Rite Aid Corporation (the “Company”) desires to establish a $200,000,000 second lien term loan facility (the “Facility”) for its wholly owned subsidiary, Rite Aid Funding II (the “Borrower”), the proceeds of which would be used by the Borrower (i) to finance the purchase of receivables and/or participation interests therein (collectively, “Receivables”) from the Company and certain of its subsidiaries and (ii) to pay related transaction costs, fees and expenses.

Subject to the terms and conditions of this commitment letter and the attached Annex I (collectively, and together with the Fee Letter referred to below, this “Commitment Letter”), (i) Citigroup Global Markets Inc. (“CGMI”), on behalf of Citi (as defined below), is pleased to inform the Company of Citi’s commitment to provide the Borrower $100,000,000 of the Facility (such commitment amount being subject to reduction from syndication as provided below) and to act as administrative agent and collateral agent for the Facility and (ii)  CGMI agrees to use its best efforts to form a syndicate of financial institutions for the remaining portion of the Facility.  For purposes of this Commitment Letter, “Citi” means CGMI, Citibank, N.A., Citicorp USA, Inc., Citicorp North America, Inc. and/or any of their affiliates as may be appropriate to consummate the transactions contemplated hereby.

Section 1.  Conditions Precedent.  Citi’s commitment and other obligations hereunder are subject to: (i) the preparation, execution and delivery of mutually acceptable loan documentation, including without limitation, a loan and security agreement, undertaking agreements, intercreditor agreements, amendments to the Borrower’s existing receivables financing facility and other agreements,  incorporating substantially the terms and conditions outlined in this Commitment Letter and otherwise satisfactory to Citi (the “Operative Documents”); (ii) in the reasonable judgment of CGMI, the absence of (A) any material adverse change in the business, assets, liabilities, condition (financial or otherwise), operations or prospects of the Company, the Borrower or any subsidiary of  the Company which originates Receivables purchased by the Borrower (an “Originator”) or which purchases any such

Receivables prior to their purchase by the Borrower (a “Purchaser”) since March 1, 2008, and (B) any circumstance, change or condition after the date hereof (including the continuation of any existing condition) in the loan syndication, financial or capital markets generally that could reasonably be expected to materially impair syndication of the Facility; (iii) the accuracy and completeness of all representations that the Company and its affiliates makes to Citi and all information that the Company and its affiliates furnishes to Citi; (iv) the Company’s compliance with the terms of this Commitment Letter, including without limitation, the payment in full of all fees, expenses and other amounts payable under this Commitment Letter; (v) the satisfaction or waiver of the other conditions precedent to the funding of the Facility contained in Annex I and (vi) Citi not discovering or otherwise becoming aware of any information not previously disclosed to it that is materially inconsistent with its understanding, based on the information provided to it prior to the date hereof, of the business, assets, liabilities, condition (financial or otherwise), operations or prospects of the Company, the Borrower, the Originators or the Purchasers.  It is not a condition precedent to Citi’s closing of the Facility that commitments shall have been received from Lenders (as defined below) (other than Citi) for the remaining $100,000,000 of the Facility; provided that in the event that on the closing date of the Facility (the “Closing Date”) the aggregate commitments of the Lenders (including Citi) for the Facility on the terms and conditions set forth in this Commitment Letter shall be less than $200,000,000, the Facility shall be reduced to such lesser amount of such commitments.

Section 2.  Commitment Termination.  Citi's commitment and other obligations set forth in this Commitment Letter will terminate on the earlier of (a) the date the Operative Documents become effective, and (b) February 20, 2009.  Notwithstanding the foregoing, the termination of Citi’s commitment and other obligations hereunder will not affect Sections 3 through 12, which provisions will survive any such termination.

Section 3.  Syndication.  Citi reserves the right, before or after the execution of the Operative Documents, to syndicate all or a portion of the Facility (including all or part of Citi’s commitment) to one or more other financial institutions which are reasonably acceptable to the Company that will become parties to the Operative Documents pursuant to a syndication to be managed by CGMI (the financial institutions becoming parties to the Operative Documents being collectively referred to herein as the “Lenders”).  CGMI will manage all aspects of the syndication in consultation with the Company, including the timing of all offers to potential Lenders, the determination of the amounts offered to potential Lenders, the acceptance of commitments of the Lenders, the assignment of any titles and the compensation to be provided to the Lenders.  The Company understands and agrees that the $100,000,000 commitment of Citi for the Facility shall be reduced, on a dollar for dollar basis, to the extent that the aggregate commitments provided by Lenders (other than Citi) for the Facility on the terms and conditions set forth in this Commitment Letter exceed $100,000,000 (such that the aggregate commitments of all Lenders shall equal $200,000,000).

The Company will take all action as CGMI may reasonably request to assist CGMI in forming a syndicate acceptable to CGMI.  The Company’s assistance in forming such a syndicate will include, without limitation (i) making senior management and representatives of the Company available to participate in information meetings with potential Lenders and rating agencies at such times and places as CGMI may reasonably request; (ii) using the Company’s reasonable best efforts to ensure that the syndication efforts benefit from the Company’s existing lending relationships; (iii) assisting (including using its reasonable best efforts to cause its affiliates and advisors to assist) in the preparation of a confidential information memorandum for the Facility and other marketing and rating agency materials to be used in connection with syndication of the Facility; and (iv) promptly providing CGMI with all information reasonably deemed necessary by it to successfully complete the syndication of the Facility.

The Company acknowledges that (i) Citi may make available any Information and Projections (each as defined in Section 8) (collectively, the “Company Materials”) to potential Lenders by posting the Company Materials on IntraLinks, the Internet or another similar electronic system (the “Platform”) and (ii) certain of the potential Lenders may be public side Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Company or its securities) (each, a “Public Lender”). The Company agrees that (A) at the request of Citi, it will prepare a version of the information package and presentation to be provided to potential Lenders that does not contain material non-public information concerning the Company or its securities for purposes of United States federal and state securities laws; (B) all Company Materials that are to be made available to Public Lenders will be clearly and conspicuously marked “PUBLIC” which, at a minimum, will mean that the word “PUBLIC” will appear prominently on the first page thereof; (C) by marking Company Materials “PUBLIC,” the Company will be deemed to have authorized Citi and the proposed Lenders to treat such Company Materials as not containing any material non-public information (although they may be confidential or proprietary) with respect to the Company or its securities for purposes of United States federal and state securities laws; (D) all Company Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Lender,” and (E) Citi will be entitled to treat any Company Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Lender.”

To ensure an effective syndication of the Facility, the Company agrees that until the earlier of the termination of the syndication (as determined by CGMI) and the Closing Date, the Company will not, and will not permit any of its affiliates to, syndicate or issue, attempt to syndicate or issue, announce or authorize the announcement of the syndication or issuance of, or engage in discussions concerning the syndication or issuance of, any debt facility or debt security (including any renewals thereof, other than any renewal of the Existing Receivables Financing Facility (as defined in the attached Annex I)), without the prior written consent of CGMI (which consent shall not be unreasonably withheld or delayed).

Citi will act as the sole administrative agent and collateral agent for the Facility and CGMI will act as sole lead arranger and bookrunner.  It is understood and agreed that Citi will have “left” placement in all marketing materials and other documentation used in connection with the Facility.  No additional agents, co-agents or arrangers will be appointed, no other titles awarded and no compensation (except as set forth in this Commitment Letter) will be paid, without the consent of Citi.

Section 4.  Fees.  In addition to the fees described in Annex I, the Company will pay (or arrange for the Borrower to pay) the non-refundable fees set forth in the letter agreement dated the date hereof (the “Fee Letter”) between the Company and Citi.  The terms of the Fee Letter are an integral part of Citi's commitment and other obligations hereunder and constitute part of this Commitment Letter for all purposes hereof.

Section 5.  Indemnification.  The Company will indemnify and hold harmless Citi, each Lender and each of their respective affiliates and each of their respective officers, directors, employees, agents, advisors and representatives (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and expenses (including without limitation, fees and disbursements of counsel), that may be incurred by or asserted or awarded against any Indemnified Party (including, without limitation, in connection with any investigation, litigation or proceeding or the preparation of a defense in connection therewith), in each case, arising out of or in connection with or by reason of this Commitment Letter or the Operative Documents or the transactions contemplated hereby or thereby or any actual or proposed use of the proceeds of the Facility, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnified Party's gross negligence or willful misconduct.  In the case of an investigation, litigation or other proceeding to which the indemnity in this paragraph applies, such indemnity will be effective whether or not such investigation, litigation or proceeding is brought by the Company, any of its directors, security holders or creditors, an Indemnified Party or any other person or an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.

No Indemnified Party will have any liability (whether in contract, tort or otherwise) to the Company or any of its affiliates or any of their respective security holders or creditors for or in connection with the transactions contemplated hereby, except to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnified Party's gross negligence or willful misconduct.  In no event, however, will any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages (including without limitation, any loss of profits, business or anticipated savings).

The Company acknowledges that information and other materials relative to the Facility and the transactions contemplated hereby may be transmitted through the Platform.  No Indemnified Person will be liable to the Company or any of its affiliates or any of their respective security holders or creditors for any damages arising from the use by unauthorized persons of information or other materials sent through the Platform that are intercepted by such persons.

Section 6.  Costs and Expenses.  The Company will pay, or reimburse Citi on demand for, all out-of-pocket costs and expenses incurred by Citi (whether incurred before or after the date hereof) in connection with the Facility and the preparation, negotiation, execution and delivery of this Commitment Letter, including without limitation, the reasonable fees and expenses of counsel, regardless of whether any of the transactions contemplated hereby are consummated.  The Company will also pay all costs and expenses of Citi (including without limitation, the reasonable fees and disbursements of counsel) incurred in connection with the enforcement of any of its rights and remedies under this Commitment Letter.

Section 7.  Confidentiality. By accepting delivery of this Commitment Letter, the Company agrees that this Commitment Letter is for the Company’s confidential use only and that neither its existence nor its terms will be disclosed by the Company to any person other than the Company’s affiliates and its and their respective officers, directors, employees, advisors, agents and representatives (the “Company Representatives”), and then only on a confidential and “need to know” basis in connection with the transactions contemplated hereby; provided, however, that the Company may make such public disclosures of the terms and conditions hereof (but not disclosure of the Fee Letter or any of the terms thereof) as the Company is required by law, rule or regulation to make (including any required disclosure under the Form 8-K to be filed by the Company with the Securities and Exchange Commission).  Notwithstanding any other provision in this Commitment Letter, Citi hereby confirms that the Company and the Company Representatives will not be limited from disclosing the U.S. tax treatment or U.S. tax structure of the Facility.

Section 8.  Representations and Warranties of the Company.  The Company represents and warrants that (i) all information, other than Projections (as defined below), that has been or will hereafter be made available to Citi, any Lender or any potential Lender by the Company or any Company Representatives in connection with the transactions contemplated hereby (the “Information”) is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were or are made and (ii) all financial projections, if any, that have been or will be prepared by the Company or any Company Representatives and made available to Citi, any Lender or any potential Lender (the “Projections”) have been or will be prepared in good faith based upon assumptions that are or were reasonable as of the date of the preparation of such Projections (it being understood that the Projections are subject to significant uncertainties and contingencies, many of which are beyond the Company's control, and that no assurance can be given that the Projections will be realized).  If, at any time from the date hereof until the termination of this Commitment Letter, any of the representations and warranties in the preceding sentence would not be accurate and complete in any material respect if the Information or Projections were being furnished, and such representations and warranties were being made, at such time, then the Company agrees to promptly supplement the Information and/or Projections from time to time so that the representations and warranties contained in this paragraph remain accurate and complete in all material respects under those circumstances.

In providing this Commitment Letter and in arranging the Facility, Citi is relying on the accuracy of the Information furnished to it by or on behalf of the Company or any Company Representatives without independent verification thereof.

Section 9.  No Third Party Reliance, Not a Fiduciary, Etc.  The agreements of Citi hereunder and of any Lender that issues a commitment to provide financing under the Facility are made solely for the benefit of the Company and the Borrower and may not be relied upon or enforced by any other person.  Please note that those matters that are not covered or made clear herein are subject to mutual agreement of the parties.  The Company may not assign or delegate any of its rights or obligations hereunder without Citi’s prior written consent.  This Commitment Letter may not be amended or modified, or any provision hereof waived, except by a written agreement signed by all parties hereto.

The Company hereby acknowledges that Citi is acting pursuant to a contractual relationship on an arm’s length basis, and the parties hereto do not intend that Citi act or be responsible as a fiduciary to the Company, its management, stockholders, creditors or any other person.  Each of the Company and Citi hereby expressly disclaims any fiduciary relationship and agrees they are each responsible for making their own independent judgments with respect to any transactions entered into between them. The Company also hereby acknowledges that Citi has not advised and is not advising the Company as to any legal, accounting, regulatory or tax matters, and that the Company is consulting its own advisors concerning such matters to the extent it deems appropriate.

The Company understands that Citi and its affiliates (collectively, the “Group”) are engaged in a wide range of financial services and businesses (including investment management, financing, securities trading, corporate and investment banking and research).  Members of the Group and businesses within the Group generally act independently of each other, both for their own account and for the account of clients.  Accordingly, there may be situations where parts of the Group and/or their clients either now have or may in the future have interests, or take actions, that may conflict with the Company’s interests.  For example, the Group may, in the ordinary course of business, engage in trading in financial products or undertake other investment businesses for their own account or on behalf of other clients, including without limitation, trading in or holding long, short or derivative positions in securities, loans or other financial products of the Company or its affiliates or other entities connected with the Facility or the transactions contemplated hereby.

In recognition of the foregoing, the Company agrees that the Group is not required to restrict its activities as a result of this Commitment Letter and that the Group may undertake any business activity without further consultation with or notification to the Company.  Neither this Commitment Letter nor the receipt by Citi of confidential information nor any other matter will give rise to any fiduciary, equitable or contractual duties (including without limitation, any duty of trust or confidence) that would prevent or restrict the Group from acting on behalf of other customers or for its own account.  Furthermore, the Company agrees that neither the Group nor any member or business of the Group is under a duty to disclose to the Company or use on behalf of the Company any information whatsoever about or derived from those activities or to account for any revenue or profits obtained in connection with such activities.  However, consistent with the Group’s long-standing policy to hold in confidence the affairs of its customers, the Group will not use confidential information obtained from the Company except in connection with its services to, and its relationship with, the Company, provided however, that the Group will be free to disclose information in any manner as required by law, regulation, regulatory authority or other applicable judicial or government order.

Section 10.  Governing Law, Etc.  This Commitment Letter will be governed by, and construed in accordance with, the law of the State of New York.  This Commitment Letter sets forth the entire agreement between the parties with respect to the matters addressed herein and supersedes all prior communications, written or oral, with respect hereto.  This Commitment Letter may be executed in any number of counterparts, each of which, when so executed, will be deemed to be an original and all of which, taken together, will constitute one and the same Commitment Letter.  Delivery of an executed counterpart of a signature page to this Commitment Letter by telecopier or electronic transmission (in pdf format) will be as effective as delivery of an original executed counterpart of this Commitment Letter.

Section 11.  Waiver of Jury Trial.  Each party hereto irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Commitment Letter or the transactions contemplated hereby or the actions of the parties hereto in the negotiation, performance or enforcement hereof.

Section 12.  Consent to Jurisdiction, Etc.  The Company irrevocably and unconditionally (i) submits to the exclusive jurisdiction of any New York State or Federal court located in the City of New York over any suit, action or proceeding arising out of or relating to this Commitment Letter, (ii) accepts for itself and in respect of its property the jurisdiction of such courts, (iii) waives any objection to the laying of venue of any such suit, action or proceeding brought in any such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum and (iv) consents to the service of any process, summons, notice or document in any such suit, action or proceeding by registered mail addressed to the Company at its address specified on the first page of this Commitment Letter.  A final judgment in any such suit, action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing herein will affect the right of Citi to serve legal process in any other manner permitted by law or affect Citi’s right to bring any suit, action or proceeding against the Company or its property in the courts of other jurisdictions.  To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company irrevocably waives such immunity in respect of its obligations under this Commitment Letter.

Section 13.  Patriot Act Compliance.  CGMI hereby notifies the Company that pursuant to the requirements of the USA PATRIOT ACT (Title III of Pub. L. 107-56 (signed into law October

26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Company and the Borrower, which information includes the name and address of the Company and the Borrower and other information that will allow CGMI to identify the Company and the Borrower in accordance with the Patriot Act.  In that connection, CGMI may also request corporate formation documents, or other forms of identification, to verify information provided.

[Remainder of Page Intentionally Left Blank]

Please indicate the Company’s acceptance of the provisions hereof by signing the enclosed copy of this Commitment Letter and the Fee Letter and returning them to Mr. Thomas Halsch, Authorized Signatory, Citigroup Global Markets Inc., 390 Greenwich Street, New York, New York 10013 (fax: 646-328-3784) at or before 5:00 p.m.  (New York City time) on January 22, 2009, the time at which Citi’s commitment and other obligations hereunder (if not so accepted prior thereto) will terminate.  If the Company elects to deliver this Commitment Letter by telecopier or electronic transmission (in pdf format), please arrange for the executed original to follow by next-day courier.

Very truly yours,

CITIGROUP GLOBAL MARKETS INC.

By /s/ Thomas Halsch
Name: Thomas Halsch
Title:    Authorized Signatory

ACCEPTED AND AGREED
on January 22, 2009:

RITE AID CORPORATION

By /s/ James J. Comitale
Name:  James J. Comitale
Title:     Vice President & Assistant Secretary

Annex I

Second Lien Term Loan Facility For

Rite Aid Funding II

SUMMARY OF TERMS AND CONDITIONS

The following will provide a summary of the terms and conditions of the proposed financing arrangements for Rite Aid Funding II. This Summary of Terms and Conditions is intended as an outline only and does not purport to summarize all the conditions, covenants, representations, warranties and other provisions which will be contained in definitive legal documentation for the credit facility contemplated hereby (the “Loan Documents”).

Agent:	Citicorp North America, Inc. (the “Agent”).
Borrower:	Rite Aid Funding II, a Cayman Islands exempted company incorporated with limited liability.
Arranger:	Citigroup Global Markets, Inc. (the “Arranger”).
Lenders:	An affiliate of Citicorp North America, Inc. and a group of lenders acceptable to the Agent (the “Lenders”).
Facility Amount:
Up to $200,000,000, of which $100,000,000 is to be provided by Citicorp North America, Inc. or one of its affiliates and the balance is to be provided by other Lenders; provided that to the extent the aggregate commitments provided by Lenders other than Citi exceed $100,000,000, Citi’s commitment of $100,000,000  shall be reduced by the amount of such excess.

Credit Facility:
A second lien term loan credit facility (the “Credit Facility” and the loans thereunder, the “Term Loans”) in the original aggregate principal amount set forth in the provision below captioned “Availability”.

Purpose:
To provide funding to enable the Borrower to acquire receivables and/or participation interests therein (collectively, the “Receivables”) originated by affiliates of the Borrower in the ordinary course of their business.

Maturity Date:	The scheduled maturity date of the Credit Facility (the “Maturity Date”) will be September 14, 2010.
Borrowing Base:
On any date of determination, up to 85% of Eligible Receivables, with eligibility subject to customary asset based lending criteria and anticipated to be substantially similar to the comparable provisions in the Credit Agreement (as such term is defined in the Existing Receivables Financing Facility referred to below), less the sum of (i) any reserves established by the Agent in its discretion exercised in a commercially reasonable manner plus (ii) the lesser of the “Borrowing Base” (as such term is defined in the

Existing Receivables Financing Facility (as defined below)) and the aggregate “Bank Commitments” (as such term is defined in the Existing Receivables Financing Facility).
Availability:
Upon satisfaction or waiver of the conditions precedent to drawing set forth below and in the Commitment Letter dated January 22, 2009, a single drawing may be made on the closing date of the Credit Facility (the “Closing Date”) in an amount equal to the lesser of the Borrowing Base and the Facility Amount.

Security:
The Credit Facility will be secured by a perfected second priority security interest in all of the assets and property of the Borrower, now existing or hereafter created or acquired, wherever located, including, without limitation, all Receivables, collections with respect to Receivables, related security with respect to any of the foregoing, deposit accounts, lock-boxes, rights under any purchase agreements relating to the acquisition of Receivables, other general intangibles (including parent undertakings) and any and all proceeds of any and all of the foregoing.  Such security interest shall be subordinate only to the security interests securing the existing receivables financing arrangements between the Borrower and certain lenders agented by Citicorp North America, Inc., as program agent (the “Existing Receivables Financing Facility”), such subordination to be effected through an intercreditor agreement reasonably satisfactory to the Agent (the “Intercreditor Agreement”).  Among other provisions, the Intercreditor Agreement will (i) provide for a standstill of the exercise of rights and remedies by the Agent against the above security and (ii) require the consent of the Agent as a condition precedent to (a) the increase in the facility size of the Existing Receivables Financing Facility, (b) the amendment or waiver of certain borrowing base provisions under the Existing Receivables Financing Facility, including, without limitation, increases in advance rates (or decreases in reserves or other provisions serving a similar purpose) and increases in concentration limits on obligors or (c) the amendment of the date “September 14, 2010” contained in the proviso to the definition of “Commitment Termination Date” in the Existing Receivables Financing Facility to any date earlier than September 14, 2010.

Interest Rates:
Reserve adjusted LIBOR (subject to a floor) plus an applicable margin of 14% (the “LIBOR Margin”) or the ABR (as defined below) plus an applicable margin equal to the LIBOR Margin minus 1% (the “ABR Margin”), as selected by the Borrower in accordance with the terms of the Loan Documents.  “ABR” means a fluctuating interest rate per annum as shall be in effect from time to time, which rate of interest shall at all times be equal to the higher of (i) the rate of interest announced publicly by Citibank, N.A. from time to time as its base rate and (ii) 0.50% above the federal funds rate; provided that if at any time ABR is less than one-month reserve adjusted LIBOR plus 1.0%, the ABR Margin shall be increased by an amount sufficient to eliminate such difference.  All interest under the Credit Facility shall be calculated on the basis of a 360-day year and actual days elapsed.  Interest periods for LIBOR loans shall be one, two, three or six month periods, as selected by the Borrower in accordance with the terms of the Loan Documents.  Upon the occurrence and during the continuance of an event of default under the Credit Facility, interest will accrue on principal on any Term Loan at a rate of 2% per annum plus the rate otherwise applicable to such Term Loan and interest on overdue interest, prepayment premium (if any) or other overdue amounts will accrue at a rate of 2% per annum plus the highest interest rate payable on any of the Term Loans (or if there are no Term Loans then outstanding,  at a rate of 2% per annum plus the sum of ABR and the ABR Margin).

Repayment:
Accrued interest on LIBOR loans will be payable in arrears on the last day of each interest period.  Accrued interest on ABR loans will be payable monthly in arrears on the first day of each calendar month.  Default interest shall be payable on demand.  All principal, accrued interest and other amounts owing under the Credit Facility are due in full at maturity.  The Loan Documents will provide for voluntary and mandatory prepayments of the Credit Facility to be mutually agreed therein; provided that (i) no voluntary prepayment shall be permitted prior to the first anniversary of the Closing Date and (ii) mandatory prepayments shall be required at any time when the outstanding principal amount of the Term Loans exceeds the Borrowing Base, in each case in the amount of such excess.  The Credit Facility will include a provision (similar to the Existing Receivables Financing Facility) allowing a two Business Day cure period to remedy a Borrowing Base deficiency, during which cure period available collections (i.e. collections available to the Borrower after application as required by the Existing Receivables Financing Facility) will be held in a cash collateral account, to the extent of such deficiency.  Without limiting the foregoing, all principal, accrued interest and other amounts owing under the Credit Facility (i) shall be due in full if the Commitment Termination Date under and as defined in the Existing Receivables Financing Facility shall occur or be declared or the Existing Receivables Financing Facility is terminated for any reason and (ii) may be declared due and payable upon the occurrence and during the continuance of an Event of Termination under the Existing Receivables Financing Facility.

Certain Fees
and Expenses:
The Borrower will pay all reasonable costs and expenses (including reasonable legal fees of counsel) of the Agent associated with the Credit Facility, including costs and expenses of (i) the Agent’s due diligence, including field examinations, and (ii) preparing, negotiating, administering, syndicating and enforcing all documents executed in connection with the Credit Facility.  The Borrower will remain obligated for all such amounts whether or not the Credit Facility is consummated.

Prepayment
Premium:
All optional and mandatory prepayments (including, without limitation, the acceleration of the Credit Facility due to an Event of Default) of the Credit Facility will be accompanied by a premium equal to 1% of the principal amount of such prepayment.

Collection Agent:
Rite Aid Hdqtrs. Funding, Inc. or any successor collection agent designated by the Program Agent under the Existing Receivables Financing Facility shall administer and collect the Receivables.  Following the payment in full of all obligations under, and the termination of, the Existing Receivables Financing Facility, the Agent may designate a successor collection agent upon the occurrence of a collection agent default.

Covenants and
Other Terms:
The Loan Documents shall contain such terms, conditions, representations, warranties, covenants, collection agent defaults and events of default as the Agent and Lenders deem appropriate for this transaction (and which are anticipated to be substantially similar to the comparable provisions of the Existing Receivables Financing Facility, except as set forth in the next sentence) including, without limitation, restrictions, acceptable to the Agent and Lenders, on distributions, indebtedness, transfers of funds or other assets by the Borrower and extensions and adjustments of Receivables. Without limiting the foregoing, the Loan Documents shall contain (i) a cross-default to the occurrence of an Event of Termination under the Existing Receivables Financing Facility, (ii) certain reporting requirements acceptable to the Agent and the Lenders, including, without limitation, as to the Borrower and as to Receivables, with reports on Receivables to be provided on a weekly and monthly basis and (iii) covenants to comply with the terms of the Intercreditor Agreement.

Conditions
Precedent:
The extension of the aforementioned financing arrangements by the Agent and Lenders is subject to the fulfillment of such conditions precedent as the Agent and Lenders deem appropriate for this transaction, including, but not limited to, the following:

1.
The execution and delivery, in form and substance acceptable to the Agent and its counsel, of a loan and security agreement  evidencing the Credit Facility, the Intercreditor Agreement (with respect to the Existing Receivables Financing Facility), a performance undertaking agreement by Rite Aid Corporation of the obligations of Rite Aid Hdqtrs. Funding, Inc., as collection agent, and appropriate amendments to the Parent Undertaking (Originators), Originator Purchase Agreement, Secondary Purchase Agreement and Tertiary Purchase Agreement (as such terms are defined in the Existing Receivables Financing Facility) and such other agreements, documents, instruments, financing statements, consents, evidences of corporate authority, and opinions of counsel  to confirm and effectuate the financing arrangements and the Agent’s second priority security interest, in each case, as may be reasonably required by the Agent and its counsel.

2.
The execution and delivery, in form and substance acceptable to the Agent and its counsel, of an intercreditor agreement with the collateral agents for Rite Aid Corporation’s senior secured credit facilities (or an amendment to the existing Intercreditor Agreement referred to below), which shall generally provide to the Agent rights similar to (but subordinate to) those granted to the Program Agent under the Existing Receivables Financing Facility pursuant to the Intercreditor Agreement dated as of September 22, 2004.

3.
There shall exist no Event of Termination or Incipient Event of Termination under and as defined in the Existing Receivables Financing Facility and the documentation under the Existing Receivables Financing Facility and the organizational documents of the Borrower shall have been amended to permit the Credit Facility and the borrowings and granting of security interests thereunder and to extend the commitment termination date under the Existing Receivables Financing Facility to a date at least 364 days after the Closing Date, in each case on terms reasonably satisfactory to the Agent.

4.
On the Closing Date the calculation of the borrowing base under the Existing Receivables Financing Facility (including, without limitation, the concentration limits utilized in such calculation) shall be satisfactory to the Agent.

5.
The Agent shall have been reasonably satisfied that the Borrower shall have obtained all governmental and third party consents and approvals as may be necessary or appropriate in connection with the Credit Facility.

Governing Law:	The internal laws of the State of New York
Counsel to Agent:	Kaye Scholer LLP